EXHIBIT 99.3

E V E R C O R E G R O U P L.L.C.

February 12, 2007

Board of Directors
CVS Corporation
One CVS Drive
Woonsocket, RI 02895

Members of the Board of Directors:

     We understand that CVS Corporation, a Delaware corporation (“CVS”), is considering a transaction pursuant to an Agreement and Plan of Merger, dated as of November 1, 2006 (the “Original Agreement”), as amended by Amendment No. 1, dated as of January 16, 2007 (the “Amendment” and, together with the Original Agreement, the “Agreement”), among Caremark Rx, Inc., a Delaware Corporation (“Caremark”), CVS and Twain MergerSub L.L.C., a wholly owned subsidiary of CVS (“Merger Sub”), in which Caremark will be merged with and into Merger Sub (the “Merger”) and each outstanding share of common stock, par value $0.001 per share, of Caremark (“Caremark Common Stock”) will be converted into the right to receive 1.670 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of CVS (“CVS Common Stock”). Pursuant to the Waiver Agreement dated as of January 16, 2007 (the “Waiver Agreement”), between Caremark and CVS, as amended by the letter agreement dated February 12, 2007, Caremark will declare prior to the Caremark Stockholders Meeting (as defined in the Agreement) an extraordinary cash dividend to the holders of record of Caremark Common Stock on a date prior to the effective time of the merger in the amount of $6.00 per share of Caremark Common Stock held by each such holder (the “Conditional Extraordinary Dividend”) which Conditional Extraordinary Dividend will only become payable and which payment will be conditioned upon, the effective time of the Merger. As a result of the Merger, Caremark will become a wholly owned subsidiary of CVS.

     You have asked us whether, in our opinion as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to CVS.

     In connection with rendering our opinion, we have, among other things:

(i)	analyzed certain publicly available financial statements and other publicly available business information including Wall Street research analyst reports relating to CVS and Caremark that we deemed relevant to our analysis;

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February 12, 2007

(ii)	analyzed certain internal non-public financial and operating data concerning CVS and Caremark prepared and furnished to us by the management of each of CVS and Caremark, respectively;

(iii)	analyzed certain financial projections concerning Caremark for 2006 and 2007 furnished to us by the management of Caremark and certain financial projections concerning CVS for 2006 and 2007 furnished to us by the management of CVS;

(iv)	reviewed the amount and timing of the synergies expected to result from the Merger (the “Synergies”) as well as the transaction expenses and one-time cash costs arising from the proposed transaction (the “Integration Costs”), both as estimated by the management of CVS and furnished to us by CVS;

(v)	discussed the past and current operations and financial condition and the prospects of CVS and Caremark with the management of each of CVS and Caremark, respectively;

(vi)	reviewed the reported prices and trading activity of the Caremark Common Stock and the CVS Common Stock;

(vii)	compared the financial performance of Caremark and the prices and trading activity of the Caremark Common Stock with that of selected publicly traded companies and their securities;

(viii)	compared the financial performance of CVS and the prices and trading activity of CVS Common Stock with that of selected publicly traded companies and their securities;

(ix)	compared the proposed financial terms of the Merger with publicly available financial terms of certain transactions that we deemed reasonably comparable to the Merger;

(x)	considered the potential financial impact of CVS’ contemplated accelerated share repurchase program expected to be effected as promptly as practicable after the effective time of the Merger as described in the Waiver Agreement;

(xi)	considered the potential pro forma impact of the Merger on CVS, based on inputs and analysis provided by CVS management;

(xii)	reviewed the Agreement;

(xiii)	reviewed the Waiver Agreement and the letter agreement dated February 12, 2007 amending the Waiver Agreement; and

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(xiv)	performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate for purposes of this opinion.

     For purposes of our analyses and opinion, we have relied upon and assumed, without assuming any responsibility for independently verifying, the accuracy and completeness of all the financial and other information that was publicly available or was furnished to us by Caremark or CVS or otherwise discussed with or reviewed by or for us, and we have not assumed any liability therefor. We have further relied upon the assurances of the management of CVS and Caremark, respectively, that they are not aware of any facts that would make such information inaccurate or misleading. We have not made nor assumed any responsibility for making any valuation or appraisal of any assets or liabilities of CVS or Caremark, nor have any such valuations or appraisals been provided to us.

     With respect to the CVS and Caremark projections provided to us by CVS management and the Caremark projections provided to us by Caremark management (the “Projections”), we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of each of the management of CVS and Caremark, respectively, as to future financial performance. With the consent of the management of CVS, we have relied on certain publicly available Wall Street research analyst projections for forecasted financial results for CVS and Caremark in both 2008 and 2009. With respect to the Synergies and Integration Costs estimated by the management of CVS to result from the Merger, we have assumed that the timing and amounts of such Synergies and Integration Costs are reasonable. We express no view as to such financial analyses and forecasts, the Synergies and the Integration Costs or the assumptions on which they were based. We have also assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes, and that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement and without any waiver, amendment or modification of any terms or conditions that are material to our opinion. We have further assumed that all required governmental, regulatory or other consents and approvals necessary for the consummation of the Merger have been and will be obtained without any of the changes described in Section 8.01(a) . We have also assumed that the Conditional Extraordinary Dividend is paid upon the occurrence of the effective time of the Merger.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to CVS of the Exchange Ratio and we express no

February 12, 2007

opinion as to the underlying decision by CVS to engage in the Merger. We are expressing no opinion herein as to the price at which CVS Common Stock will trade at any future time.

     We have acted as financial advisor to CVS with respect to the proposed Merger and will receive a fee from CVS for our services, the principal portion of which is contingent upon consummation of the Merger. We have also acted as financial advisor to CVS in the past and received customary fees for our services. CVS has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of business, the affiliates of Evercore Group L.L.C. may actively trade the debt and equity securities, or options on securities, of CVS or Caremark, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     This letter is provided for the benefit of the Board of Directors of CVS and is rendered to the Board of Directors of CVS in connection with and for the purposes of its evaluation of the Merger. This letter and the opinion expressed herein do not constitute a recommendation to any holder of CVS Common Stock, Caremark Common Stock, or any other person, as to how such person should vote or act on any matter relating to the proposed Merger.

February 12, 2007

     Based upon and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to CVS.

Very truly yours,

Evercore Group L.L.C.

By:	/s/ William O. Hiltz

	Name:	William O. Hiltz
	Title:	Authorized Person